Exhibit 99.B(h)(7)(E)

AMENDED AND RESTATED

THE BANK OF NEW YORK-WILSHIRE ATLAS/AXIOM ATTRIBUTION

AND RISK ANALYSIS SYSTEM

FEE ALLOCATION AGREEMENT

THIS THE BANK OF NEW YORK-WILSHIRE ATLAS/AXIOM ATTRIBUTION AND RISK ANALYSIS SYSTEM FEE ALLOCATION AGREEMENT, effective as of July 6, 2006 (the “Agreement”), is hereby amended and restated the 1st day of January 2007, by and among the ING Funds listed on Schedule A and Schedule B attached to this Agreement, as such Schedules may be amended from time to time (each, a “Fund,” collectively, the “Funds”) each acting on its own behalf, and on behalf of its series, and ING Investments, LLC and Directed Services, LLC (each, a “Manager,” collectively, the “Managers”).

WHEREAS, the Boards of Directors/Trustees of each Fund (the “Board”) authorized the Funds to subscribe to The Bank of New York-Wilshire Atlas/Axiom Attribution and Risk Analysis System (“Wilshire”) under which Wilshire provides services in support of Board reporting and sub-adviser oversight;

WHEREAS, the Funds and the Managers have entered into a Tools Agreement with The Bank of New York, dated as of the 6th day of July 2006 (the “Tools Agreement”), which sets out the fees (the “Wilshire Fees”) payable to Wilshire for the services it provides under the Tools Agreement (the “Wilshire Services”); and

WHEREAS, the Funds now desire to establish the criteria under which the costs of Wilshire Services will be allocated among the Funds and the Managers.

NOW, THEREFORE, in consideration of the premises, promises and mutual covenants contained in this Agreement, it is hereby agreed by and among the Managers and the Funds as follows:

Section 1.              Allocation of Wilshire Fees

(a)           Allocation to Mutual Fund Sub-Complexes

The Wilshire Fees payable to Wilshire under the Tools Agreement will be allocated among the Funds under the Unified Board (the “Unified Funds”) and the Funds under the former Aetna Funds Board (the “Aetna Funds”), on an equal basis.

(b)           Allocation to Managers

(1)                                  The Managers will pay twenty percent (20%) of the aggregate Wilshire Fees allocated to the Unified Funds found on Schedule A in accordance with Subsection 1(a), above.

(2)                                  The Managers will pay eighty percent (80%) of the aggregate Wilshire Fees allocated to the Aetna Funds found on Schedule B in accordance with Subsection 1(a), above.

(3)                                  With respect to the aggregate Wilshire Fees allocated to the Managers, each Manager will pay a pro rata portion.

(c)                                  Allocation to the Funds

(1)                                  The Unified Funds will pay eighty percent (80%) of the aggregate Wilshire Fees allocated to the Unified Funds in accordance with Subsection 1(a), above.

(2)                                  The Aetna Funds will pay twenty percent (20%) of the aggregate Wilshire Fees allocated to the Aetna Funds in accordance with Subsection 1(a), above.

(3)                                  The respective aggregate fees payable by the Unified Funds and the Aetna Funds, in each case as a whole, will be allocated to each Fund so that each Fund pays equal portions.

Section 2.              Payment of Wilshire Fees

(a)           The Managers and the Funds will pay their allocated, respective portions of the Wilshire Fees as specified in Section 1 above.

(b)           The Wilshire Fees will be calculated by ING Funds Services, LLC and communicated to each Fund and each Manager annually.

Section 3.              Additional Funds

(a)           As additional Funds subscribe to Wilshire, each such Fund shall be reflected on Schedule A or Schedule B attached to this Agreement, and the Fund’s obligation to bear an equal share of the Wilshire expenses, as provided under this Agreement, will be effective upon the date of the Fund’s subscription to Wilshire.

(b)           Each additional Fund that becomes subject to this Agreement, in accordance with the terms of Section 3(a), above, shall pay a portion of the Wilshire Fees as described in Sections 1 and 2 above.

Section 4.              Continuation and Termination

(a)           This Agreement shall become effective on the date first written above and, for parties added to this Agreement after such date, the date on which the party first subscribes to Wilshire.

(b)           This Agreement shall continue in effect with respect to a Fund or Manager until such Fund or Manager is removed from this Agreement or no longer subscribes to Wilshire; provided, however, that such Fund’s or Manager’s portion of the Wilshire Fees, allocated in accordance with this Agreement, have been paid for the period that the Fund or Manager utilized the Wilshire Services.

(c)           This Agreement shall terminate for all parties to this Agreement upon termination of Tools Agreement; provided, however, that all Wilshire Fees have been paid by each party for the period that such party utilized the Wilshire Services.

Section 5.              Counterparts

This Agreement may be executed simultaneously in two or more counterparts, each of which taken together will constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their duly authorized officers as of the date and year first above written.

ING INVESTMENTS, LLC		DIRECTED SERVICES, LLC

/s/Todd Modic		/s/Todd Modic
By:	Todd Modic	By:	Todd Modic
	Senior Vice President		Vice President

ON BEHALF OF ALL FUNDS SET FORTH ON SCHEDULE A AND SCHEDULE B

/s/Robert S. Naka
By:	Robert S. Naka
Executive Vice President

SCHEDULE A

ING EQUITY TRUST

ING Disciplined LargeCap Fund

ING Financial Services Fund

ING Fundamental Research Fund

ING Index Plus LargeCap Equity Fund

ING LargeCap Growth Fund

ING LargeCap Value Fund

ING MidCap Opportunities Fund

ING MidCap Value Choice Fund

ING MidCap Value Fund

ING Opportunistic LargeCap Fund

ING Principal Protection Fund II

ING Principal Protection Fund III

ING Principal Protection Fund IV

ING Principal Protection Fund V

ING Principal Protection Fund VI

ING Principal Protection Fund VII

ING Principal Protection Fund VIII

ING Principal Protection Fund IX

ING Principal Protection Fund X

ING Principal Protection Fund XI

ING Principal Protection Fund XII

ING Real Estate Fund

ING SmallCap Opportunities Fund

ING SmallCap Value Choice Fund

ING SmallCap Value Fund

ING FUNDS TRUST

ING GNMA Income Fund

ING High Yield Bond Fund

ING Intermediate Bond Fund

ING National Tax-Exempt Bond Fund

ING GLOBAL ADVANTAGE AND PREMIUM OPPORTUNITY FUND

ING GLOBAL EQUITY DIVIDEND AND PREMIUM OPPORTUNITY FUND

ING INVESTMENT FUNDS, INC.

ING MagnaCap Fund

ING INVESTORS TRUST

ING AllianceBernstein Mid Cap Growth Portfolio(1)

ING BlackRock Large Cap Growth Portfolio(1)

ING BlackRock Large Cap Value Portfolio(1)

ING Capital Guardian Small/Mid Cap Portfolio(1)

ING Capital Guardian U.S. Equities Portfolio(1)

ING Disciplined Small Cap Value Portfolio

ING Eagle Asset Capital Appreciation Portfolio(1)

ING EquitiesPlus Portfolio

ING Evergreen Health Sciences Portfolio(1)

ING Evergreen Omega Portfolio(1)

ING FMRSM Diversified Mid Cap Portfolio(1)

ING FMRSM Earnings Growth Portfolio

ING FMRSM Mid Cap Growth Portfolio(1)

ING Franklin Income Portfolio

ING Global Real Estate Portfolio

ING Global Resources Portfolio(1)

ING Global Technology Portfolio(1)

ING International Portfolio(1)

ING Janus Contrarian Portfolio(1)

ING JPMorgan Emerging Markets Equity Portfolio(1)

ING JPMorgan Small Cap Equity Portfolio(1)

ING JPMorgan Value Opportunities Portfolio

ING Julius Baer Foreign Portfolio(1)

ING Legg Mason Partners All Cap Portfolio(1)

ING Legg Mason Value Portfolio(1)

ING Limited Maturity Bond Portfolio(1)

ING Liquid Assets Portfolio(1)

ING Lord Abbett Affiliated Portfolio(1)

ING Marsico Growth Portfolio(1)

ING Marsico International Opportunities Portfolio

ING MFS Total Return Portfolio(1)

ING MFS Utilities Portfolio

ING Oppenheimer Main Street Portfolio®

ING PIMCO Core Bond Portfolio(1)

ING PIMCO High Yield Portfolio(1)

ING Pioneer Fund Portfolio

ING Pioneer Mid Cap Value Portfolio

(1) Under the terms of the Management Agreement between ING Investors Trust and Directed Services, Inc., the Fund is subject to a Unified fee arrangement.  Accordingly, the portion of Wilshire Fees allocated to the Fund under the Agreement will be borne directly by Directed Services, Inc. as provided in the Management Agreement.

ING Stock Index Portfolio(1)

ING T. Rowe Price Capital Appreciation Portfolio(1)

ING T. Rowe Price Equity Income Portfolio(1)

ING Templeton Global Growth Portfolio(1)

ING UBS U.S. Allocation Portfolio(1)

ING Van Kampen Equity Growth Portfolio(1)

ING Van Kampen Global Franchise Portfolio(1)

ING Van Kampen Growth and Income Portfolio(1)

ING Van Kampen Real Estate Portfolio(1)

ING VP Index Plus International Equity Portfolio

ING Wells Fargo Mid Cap Disciplined Portfolio(1)

ING Wells Fargo Small Cap Disciplined Portfolio

ING MAYFLOWER TRUST

ING International Value Fund

ING MUTUAL FUNDS

ING Emerging Countries Fund

ING Emerging Markets Fixed Income Fund

ING Foreign Fund

ING Global Bond Fund

ING Global Equity Dividend Fund

ING Global Real Estate Fund

ING Global Value Choice Fund

ING Greater China Fund

ING Index Plus International Equity Fund

ING International Fund

ING International Capital Appreciation Fund

ING International Real Estate Fund

ING International SmallCap Fund

ING International Value Choice Fund

ING Precious Metals Fund

ING Russia Fund

ING PARTNERS, INC.

ING American Century Large Company Value Portfolio

ING American Century Select Portfolio

ING American Century Small-Mid Cap Value Portfolio

ING Baron Asset Portfolio

ING Baron Small Cap Growth Portfolio

ING Columbia Small Cap Value II Portfolio

ING Davis Venture Value Portfolio

ING Fundamental Research Portfolio

ING Goldman Sachs® Capital Growth Portfolio

ING Goldman Sachs® Structured Equity Portfolio

ING JPMorgan International Portfolio

ING JPMorgan Mid Cap Value Portfolio

ING Legg Mason Partners Aggressive Growth Portfolio

ING Legg Mason Partners Large Cap Growth Portfolio

ING Lord Abbett U.S. Government Securities Portfolio

ING Neuberger Berman Partners Portfolio

ING Neuberger Berman Regency Portfolio

ING OpCap Balanced Value Portfolio

ING Oppenheimer Global Portfolio

ING Oppenheimer Strategic Income Portfolio

ING PIMCO Total Return Portfolio

ING Pioneer High Yield Portfolio

ING T. Rowe Price Diversified Mid Cap Growth Portfolio

ING T. Rowe Price Growth Equity Portfolio

ING Templeton Foreign Equity Portfolio

ING Thornburg Value Portfolio

ING UBS U.S. Large Cap Equity Portfolio

ING UBS U.S. Small Cap Growth Portfolio

ING Van Kampen Comstock Portfolio

ING Van Kampen Equity and Income Portfolio

ING PRIME RATE TRUST

ING RISK MANAGED NATURAL RESOURCES FUND

ING SENIOR INCOME FUND

ING VARIABLE INSURANCE TRUST

ING GET U.S. Core Portfolio – Series 1

ING GET U.S. Core Portfolio – Series 2

(1) Under the terms of the Management Agreement between ING Investors Trust and Directed Services, Inc., the Fund is subject to a Unified fee arrangement.  Accordingly, the portion of Wilshire Fees allocated to the Fund under the Agreement will be borne directly by Directed Services, Inc. as provided in the Management Agreement.

ING GET U.S. Core Portfolio – Series 3

ING GET U.S. Core Portfolio – Series 4

ING GET U.S. Core Portfolio – Series 5

ING GET U.S. Core Portfolio – Series 6

ING GET U.S. Core Portfolio – Series 7

ING GET U.S. Core Portfolio – Series 8

ING GET U.S. Core Portfolio – Series 9

ING GET U.S. Core Portfolio – Series 10

ING GET U.S. Core Portfolio – Series 11

ING GET U.S. Core Portfolio – Series 12

ING VP Global Equity Dividend Portfolio

ING VARIABLE PRODUCTS TRUST

ING VP Financial Services Portfolio

ING VP High Yield Bond Portfolio

ING VP International Value Portfolio

ING VP LargeCap Growth Portfolio

ING VP MidCap Opportunities Portfolio

ING VP Real Estate Portfolio

ING VP SmallCap Opportunities Portfolio

ING VP NATURAL RESOURCES TRUST

(1) Under the terms of the Management Agreement between ING Investors Trust and Directed Services, Inc., the Fund is subject to a Unified fee arrangement.  Accordingly, the portion of Wilshire Fees allocated to the Fund under the Agreement will be borne directly by Directed Services, Inc. as provided in the Management Agreement.

SCHEDULE B

ING GET FUND

ING GET Fund – Series Q

ING GET Fund – Series R

ING GET Fund – Series S

ING GET Fund – Series T

ING GET Fund – Series U

ING GET Fund – Series V

ING SERIES FUND, INC.

ING 130/30 Fundamental Research Fund

ING Balanced Fund

ING Equity Income Fund

ING Global Science and Technology Fund

ING Growth Fund

ING Index Plus LargeCap Fund

ING Index Plus MidCap Fund

ING Index Plus SmallCap Fund

ING International Growth Fund

ING Small Company Fund

ING Strategic Allocation Conservative Fund

ING Strategic Allocation Growth Fund

ING Strategic Allocation Moderate Fund

ING STRATEGIC ALLOCATION PORTFOLIOS, INC.

ING VP Strategic Allocation Conservative Portfolio

ING VP Strategic Allocation Growth Portfolio

ING VP Strategic Allocation Moderate Portfolio

ING VARIABLE FUNDS

ING VP Growth and Income Portfolio

ING VARIABLE PORTFOLIOS, INC.

ING VP Global Science and Technology Portfolio

ING VP Growth Portfolio

ING VP Index Plus LargeCap Portfolio

ING VP Index Plus MidCap Portfolio

ING VP Index Plus SmallCap Portfolio

ING VP International Equity Portfolio

ING VP Small Company Portfolio

ING VP Value Opportunity Portfolio

ING VP BALANCED PORTFOLIO, INC.

ING VP Balanced Portfolio

ING VP INTERMEDIATE BOND PORTFOLIO

ING VP Intermediate Bond Portfolio